Exhibit 10.7(b)

SWITCH, INC.

2017 INCENTIVE AWARD PLAN

RESTRICTED STOCK GRANT NOTICE

Switch, Inc., a Nevada corporation (the “Company”) has granted to the participant listed below (“Participant”) the shares of Restricted Stock (the “Restricted Shares”) described in this Restricted Stock Grant Notice (the “Grant Notice”), subject to the terms and conditions of the 2017 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:

Grant Date:

Number of Restricted Shares:

Vesting Commencement Date:

Vesting Schedule:	[To be specified in individual award agreements]

By accepting (whether in writing, electronically or otherwise) the Restricted Shares, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

SWITCH, INC.	PARTICIPANT

By:

Name:	[Participant Name]

Title:

Exhibit A

RESTRICTED STOCK AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1 Issuance of Restricted Shares. The Company will issue the Restricted Shares to Participant effective as of the Grant Date set forth in the Grant Notice and will cause (a) a stock certificate or certificates representing the Restricted Shares to be registered in Participant’s name or (b) the Restricted Shares to be held in book-entry form. If a stock certificate is issued, the certificate will be delivered to, and held in accordance with this Agreement by, the Company or its authorized representatives and will bear the restrictive legends required by this Agreement. If the Restricted Shares are held in book-entry form, then the book-entry will indicate that the Restricted Shares are subject to the restrictions of this Agreement.

1.2 Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

ARTICLE II.

VESTING, FORFEITURE AND ESCROW

2.1 Vesting. The Restricted Shares will become vested Shares (the “Vested Shares”) according to the vesting schedule in the Grant Notice except that any fraction of a Share that would otherwise become a Vested Share will be accumulated and will become a Vested Share only when a whole Vested Share has accumulated.

2.2 Forfeiture. In the event of Participant’s Termination of Service for any reason, Participant will immediately and automatically forfeit to the Company any Shares that are not Vested Shares (the “Unvested Shares”) at the time of Participant’s Termination of Service, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Upon forfeiture of Unvested Shares, the Company will become the legal and beneficial owner of the Unvested Shares and all related interests and Participant will have no further rights with respect to the Unvested Shares.

2.3 Escrow.

(a) Unvested Shares will be held by the Company or its authorized representatives until (i) they are forfeited, (ii) they become Vested Shares or (iii) this Agreement is no longer in effect. By accepting this Award, Participant appoints the Company and its authorized representatives as Participant’s attorney(s)-in-fact to take all actions necessary to effect any transfer of forfeited Unvested Shares to the Company as may be required pursuant to the Plan or this Agreement and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Restricted Shares.

(b) As soon as reasonably practicable following the date on which an Unvested Share becomes a Vested Share, the Company will cause the certificate (or a new certificate without the legend required by this Agreement, if Participant so requests) representing the Share to be delivered to Participant or, if the Share is held in book-entry form, cause the notations indicating the Share is subject to the restrictions of this Agreement to be removed.

2.4 Rights as Stockholder. Except as otherwise provided in this Agreement or the Plan, upon issuance of the Restricted Shares by the Company, Participant will have all other rights of a stockholder with respect to the Restricted Shares, including the right to vote such Restricted Shares and to receive dividends or other distributions paid or made with respect to the Restricted Shares.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the Restricted Shares and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 Section 83(b) Election. Participant covenants that he or she will not make an election under Section 83(b) of the Code with respect to the receipt of any Share without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which Participant would otherwise be taxable under Section 83(a) of the Code, Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.3 Tax Withholding.

(a) The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.

(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Shares, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Restricted Shares. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Restricted Shares or the subsequent sale of the Restricted Shares. The Company and the Affiliates do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

RESTRICTIVE LEGENDS AND TRANSFERABILITY

4.1 Legends. Any certificate representing a Restricted Share will bear the following legend until the Restricted Share becomes a Vested Share:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE

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SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.2 Transferability. The Restricted Shares are subject to the restrictions on transfer in the Plan. Any attempted transfer or disposition of Unvested Shares prior to the time the Unvested Shares become Vested Shares will be null and void. The Company will not be required to (a) transfer on its books any Restricted Share that has been sold or otherwise transferred in violation of this Agreement or (b) treat as owner of such Restricted Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Share has been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records.

ARTICLE V.

OTHER PROVISIONS

5.1 Adjustments. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

5.2 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

5.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.4 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

5.5 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws

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permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

5.7 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.

5.10 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

5.11 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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